Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement (No. 333-263229) on Form S-8 of our report dated March 29, 2022, with respect to the consolidated financial statements of Pardes Biosciences, Inc.

/s/ KPMG LLP

Irvine, California

March 29, 2022